Frederick County Bancorp, Inc. Announces Dividend and Extension of Stock Repurchase Program

FREDERICK, Md., June 26, 2012 /PRNewswire/ -- Frederick County Bancorp, Inc. (the "Company") (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank (FCB), announced today a cash dividend on its common stock of $0.05 per share. This cash dividend is payable on August 10, 2012 to shareholders of record on July 16, 2012. As it moves forward through 2012, the Company will continue to evaluate its ability to pay any additional cash dividends on the basis of its earnings and capital position.

"We are again pleased to reward our shareholders with another cash dividend this year," said President and CEO Martin S. Lapera. "We are intently focused on exceeding our clients' expectations – this is at the core of our vision and strategy for successful performance and ultimately delivering value to our shareholders. Frederick County Bank is currently well capitalized and has a strong balance sheet and is well positioned to generate strong loan and deposit growth during the remainder of 2012."

The Company also announced today that its Board of Directors has authorized a new program for the repurchase of up to 300,000 shares of its common stock, for an aggregate expenditure of not more than $5.0 million, through June 30, 2017, or earlier termination of the program by the Board of Directors. The new repurchase authorization replaces the prior repurchase program. As of June 25, 2012, the Company had approximately 1.52 million shares outstanding. Repurchases, if any, by the Company pursuant to this authorization are expected to enable the Company to repurchase its shares at an attractive price, and to provide a source of liquidity for the Company's shares.

Repurchases may be made in open market purchases or in privately negotiated transactions, and may be commenced or suspended at any time or from time to time at management's discretion, without prior notice. Repurchases, if any, under the program will be made in the discretion of management, and will depend upon market pricing and conditions, business, legal, accounting and other considerations. The repurchase program may be modified, suspended or terminated by the Board of Directors at any time without notice. There can be no assurance as to the timing, price or volume of Company repurchases, if any, pursuant to this authorization.

Frederick County Bank celebrated its ten year anniversary on October 18, 2011 and has posted positive quarterly earnings continuously since 2002, its second year in operation. The Bank is headquartered in Frederick, Maryland, and conducts full service commercial banking services through five offices, four of which are in the City of Frederick and one office located in Walkersville, Maryland. Frederick County Bank maintains a solid Four Star Rating from Bankrate.com as of December 31, 2011 and the top Five Star Rating from Bauer Financial, Inc., as of March 31, 2012.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Forward-looking statements can generally be identified by the use of forward- looking terminology such as "believes," "expects," "intends," "may," "will," "should," "anticipates" or similar terminology. Such statements, specifically regarding the Company's intentions regarding growth and market expansion, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates, deposit flows, loan demand and real estate values, as well as changes in economic, competitive, governmental, regulatory, technological and other factors which may affect the Company specifically, its existing and target market areas or the banking industry generally. Forward-looking statements speak only as of the date they are made. The Company will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the Company's reports filed with the U.S. Securities and Exchange Commission.

CONTACT: William R. Talley, Jr., Executive Vice President, Chief Financial Officer and Chief Operating Officer, +1-240-529-1507